Exhibit 99.1

AI TRANSPORTATION ACQUISITION CORP ANNOUNCES DELISTING FROM NASDAQ AND EXPECTED SEC DEREGISTRATION

New York, New York, April 17, 2025 - AI Transportation Acquisition Corp (Nasdaq: AITR), a publicly-listed special purpose acquisition company (“AITR”), today announced that The Nasdaq Stock Market, LLC (“Nasdaq”) determined to suspend trading and delist AITR’s securities from Nasdaq due to AITR’s failure to pay certain fees required by Listing Rule 5250(f), unless AITR appeals this determination. AITR does not intend to request a hearing to appeal the determination, which decision was based on a careful review of numerous factors, including the potential for limiting the significant costs associated with remaining listed on Nasdaq and complying with Nasdaq listing standards.

AITR’s securities includes its ordinary shares value $0.0001 per share (the “Ordinary Shares”), its publicly-traded rights whereby each right provides the holder with a right to acquire 1/8th of one Ordinary Share (the “Rights”), and AITR’s publicly-traded units, consisting of one Ordinary Share and one Right.

Nasdaq is expected to file a Form 25 (Notification of Removal from Listing) with the Securities and Exchange Commission relating to the delisting of AITR’s securities. Suspension of trading of AITR’s securities occurred at the opening of business on April 16, 2025. The removal of AITR’s securities from Nasdaq will be effective 10 days after the filing of the Form 25.

Following the delisting, AITR expects that the Ordinary Shares will be traded on a market operated by the OTC Markets Group Inc. (the “OTC”). No assurances can be provided, however, that trading of the Ordinary Shares on the OTC will occur.

On April 11, 2025, AITR received a notice (the “Notice”) from Nasdaq stating that AITR’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2021 also serves a basis for delisting AITR’s securities from Nasdaq.

About AITR Acquisition Corp. AI Transportation Acquisition Corp. (“AITR”) is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Efforts to identify a prospective target business will not be limited to a particular business, industry or sector or geographical region. On November 8, 2023, AITR consummated an initial public offering of its units, with each unit consisting of one ordinary share and one right to receive one-eighth (1/8) of one ordinary share upon consummation of AITR’s initial business combination.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute forward-looking statements. The words “expect,” “intend,” “continue,” “potential,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include, but are not limited to, statements concerning AITR’s plans with respect to the delisting and deregistration of its securities; the perceived benefits and timing of the delisting and deregistration; and the trading of the securities. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the risk that the delisting and deregistration process will take longer than expected and that the benefits of such actions may not be realized; the impact of changing laws and regulations and those risks and uncertainties described in AITR’s filings with the SEC, including AITR’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and AITR specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers should not rely upon this information as current or accurate after its publication date.

Contacts

AI Transportation Acquisition Corp
Mr. Yongjin Chen
Chief Executive Officer
10 East 53rd Street, Suite 3001

New York, NY 10022

Email: chenyongjin@ds-cap.com

SOURCE: AI Transportation Acquisition Corp